Exhibit 10.77

       ------------------------------------------------------------------



                                 LOAN AGREEMENT



                                 by and between



                             HEADWATERS INCORPORATED

                                       and

                           ALLIED CAPITAL CORPORATION



                               September 19, 2002

       ------------------------------------------------------------------



                   $20,000,000 Senior Subordinated Debentures
                             due September 16, 2007

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I. - DEFINITIONS.......................................................1

   SECTION 1.1        DEFINED TERMS............................................1
   SECTION 1.2        TERMS GENERALLY.........................................15

ARTICLE II. - THE INVESTMENT..................................................15

   SECTION 2.1        FUNDING.................................................15
   SECTION 2.2        SENIOR DEBT.............................................15
   SECTION 2.3        REPAYMENT OF DEBENTURES.................................15
   SECTION 2.4        INTEREST ON DEBENTURES..................................15
   SECTION 2.5        DEFAULT INTEREST........................................15
   SECTION 2.6        PREPAYMENT..............................................15
   SECTION 2.7        MANDATORY PREPAYMENT OF THE DEBENTURES..................16
   SECTION 2.8        PAYMENTS................................................16
   SECTION 2.9        TAXES...................................................17
   SECTION 2.10       USE OF PROCEEDS.........................................19

ARTICLE III. - CONDITIONS.....................................................19

   SECTION 3.1        CONDITIONS TO CLOSING...................................19

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES..................................20



ARTICLE V. - INVESTOR REPRESENTATIONS.........................................21

   SECTION 5.1        INVESTMENT..............................................21
   SECTION 5.2        AUTHORITY...............................................21
   SECTION 5.3        ACCREDITED INVESTOR.....................................21

ARTICLE VI. - AFFIRMATIVE COVENANTS...........................................21

   SECTION 6.1        EXISTENCE; BUSINESS AND PROPERTIES......................21
   SECTION 6.2        INSURANCE...............................................22
   SECTION 6.3        OBLIGATIONS AND TAXES...................................24
   SECTION 6.4        FINANCIAL STATEMENTS; REPORTS, ETC......................24
   SECTION 6.5        LITIGATION AND OTHER NOTICES............................25
   SECTION 6.6        EMPLOYEE BENEFITS.......................................26
   SECTION 6.7        MAINTAINING RECORDS; ACCESS TO PROPERTIES
                        AND INSPECTIONS.......................................26
   SECTION 6.8        COMPLIANCE WITH LAWS....................................26
   SECTION 6.9        PREPARATION IF ENVIRONMENTAL REPORTS....................26
   SECTION 6.10       FURTHER ASSURANCES......................................27
   SECTION 6.11       MAINTENANCE OF OFFICE OR AGENCY.........................27
   SECTION 6.12       FINANCIAL RATIOS AND COVENANTS..........................27
   SECTION 6.14       OBSERVATION RIGHTS......................................28
   SECTION 6.17       USE OF PROCEEDS.........................................28

ARTICLE VII. - NEGATIVE COVENANTS.............................................29

   SECTION 7.1        INDEBTEDNESS............................................29
   SECTION 7.2        LIENS...................................................30
   SECTION 7.3        AMENDMENT OF SENIOR CREDIT FACILITY.....................32
   SECTION 7.4        INVESTMENTS.............................................32
   SECTION 7.5        MERGERS, CONSOLIDATIONS, SALES OF ASSETS,
                        ACT OF DISSOLUTION....................................33
   SECTION 7.6        DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON
                        ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS..............34

   SECTION 7.7        TRANSACTIONS WITH AFFILIATES............................34
   SECTION 7.8        BUSINESS OF CREDIT PARTIES AND SUBSIDIARIES.............34
   SECTION 7.9        INVESTMENT COMPANY ACT..................................34
   SECTION 7.10       ACQUISITIONS............................................34
   SECTION 7.12       PREPAYMENTS.............................................36
   SECTION 7.13       ADDITIONAL NEGATIVE PLEDGES.............................36
   SECTION 7.14       FISCAL YEARS............................................36
   SECTION 7.15       STAY, EXTENSION AND USURY LAWS..........................36
   SECTION 7.15       INTENTIONALLY DELETED
   SECTION 7.16       INCONSISTENT AGREEMENTS; CHARTER AMENDMENTS.............36
   SECTION 7.17       MANDATORY EXCESS CASH FLOW SWEEP........................37
   SECTION 7.18       CAPITAL EXPENDITURES....................................37

ARTICLE VIII. - EVENTS OF DEFAULT AND REMEDIES................................37

   SECTION 8.1        EVENTS OF DEFAULT.......................................37
   SECTION 8.2        WAIVERS.................................................39
   SECTION 8.3        ENFORCEMENT ACTIONS.....................................39
   SECTION 8.4        COSTS...................................................39
   SECTION 8.5        SET-OFF.................................................39
   SECTION 8.6        REMEDIES NON-EXCLUSIVE..................................39

ARTICLE IX. - MISCELLANEOUS...................................................40

   SECTION 9.1        NOTICES.................................................40
   SECTION 9.2        SURVIVAL OF AGREEMENT...................................40
   SECTION 9.3        BINDING EFFECT..........................................40
   SECTION 9.4        SUCCESSORS AND ASSIGNS..................................40
   SECTION 9.5        EXPENSES; INDEMNITY.....................................41
   SECTION 9.6        WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES............42
   SECTION 9.7        APPLICABLE LAW..........................................42
   SECTION 9.8        WAIVERS; AMENDMENTS.....................................42
   SECTION 9.9        INTEREST RATE LIMITATION................................43
   SECTION 9.10       ENTIRE AGREEMENT........................................43
   SECTION 9.11       WAIVER OF JURY TRIAL....................................43
   SECTION 9.12       SEVERABILITY............................................43
   SECTION 9.13       COUNTERPARTS............................................44
   SECTION 9.14       HEADING.................................................44
   SECTION 9.15       JURISDICTION; CONSENT TO SERVICE OF PROCESS.............44
   SECTION 9.16       CONSENTS AND APPROVALS; DEFAULTS........................45
   SECTION 9.17       RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL..........45
   SECTION 9.18       CONFIDENTIALITY.........................................46
   SECTION 9.19       REGISTRATION AND TRANSFER OF DEBENTURES.................46

Exhibits and Schedules

         [see attached]

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of September 19, 2002 by and among: (i) Headwaters Incorporated, a Delaware corporation (the "Borrower") and (ii) Allied Capital Corporation, a Maryland corporation ("Allied Capital").


                                    RECITALS:

         A. Pursuant to a Merger Agreement dated as of July 15, 2002 (and as from time to time amended, the "Merger Agreement") among the Borrower, Headwaters Olysub Corporation, a Delaware corporation and wholly-owned subsidiary of the Borrower (the "Sub"), Industrial Services Group, Inc., a
Delaware corporation (the "Company"), and ISG Resources, Inc., a Utah corporation and wholly-owned subsidiary of the Company (the "Public Sub"), the parties to the Merger Agreement agreed that the Company would merge with and into the Sub, and the Sub would be the surviving corporation (the "Merger").

         B. The Borrower has requested that, simultaneously with the consummation of the Merger, Allied Capital invest in the Borrower the aggregate sum of Twenty Million Dollars ($20,000,000) in exchange for the Debentures. Allied Capital is willing to make such investment in the Borrower on the terms and conditions set forth herein.

         C. The parties wish to set forth herein their understandings and agreements pertaining to this transaction.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allied Capital and its successors and assigns with respect to its interest in all or any part of any of the Debentures (individually, a "Holder" and collectively, the "Holders") and the Borrower hereby agree as follows: Article I.

                                   Definitions

         SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Acquisition" means the consummation of the transactions contemplated by the Acquisition Documents.

         "Acquisition Documents" mean, collectively, the Merger Agreement, the Offer to Purchase and Consent to Solicitation Statement and all other instruments and documents executed and delivered in connection with the transactions contemplated thereby.

         "Act of Bankruptcy," when used in reference to any Person, means the occurrence of any of the following with respect to such Person: (i) such Person shall have made an assignment for the benefit of his or its creditors; (ii) such Person shall have admitted in writing his or its inability to pay his or its debts as they become due; (iii) such Person shall have filed a voluntary petition in bankruptcy; (iv) such Person shall have been adjudicated a bankrupt or insolvent; (v) such Person shall have filed any petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law pertinent to such circumstances; (vi) such Person shall have filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against such Person; (vii) such Person shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of such Person or of all or any substantial part of the properties of such Person; (viii) 60 days shall have elapsed after the commencement of an action against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of such Person having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (ix) 60 days shall have expired after the appointment, without the consent or acquiescence of such Person of any trustee, receiver or liquidator of such Person or of all or any substantial part of the assets and properties of such Person without such appointment having been vacated.

         "Act of Dissolution," when used in reference to any Person (other than an individual), shall mean the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of such Person.

         "Administrative Agent" has the meaning given it in the Senior Credit Facility.

         "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the voting Capital Stock (on a fully diluted basis) of the Borrower or any of its Subsidiaries (whether or not currently exercisable) and any Person who would be an Affiliate of such beneficial owner pursuant to the first sentence hereof.

         "Applicable Law(s)" when used in the singular, shall mean any applicable Federal, state or local law, ordinance, order, regulation, rule or requirement of any governmental or quasi-governmental agency, instrumentality, board, commission, bureau or other authority having jurisdiction, and, when used in the plural, shall mean all such applicable Federal, state and local laws, ordinances, orders, regulations, rules and requirements.

         "Approval" has the meaning specified in Section 9.16(a).

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any of its Restricted Subsidiaries or grant any option or other right to purchase, lease or otherwise acquire any asset, except: (i) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease, or otherwise acquire Inventory in the ordinary course of its business; (ii) sale or grants of exclusive and non-exclusive licenses of intellectual property entered into in the ordinary course of business; (iii) (A) sales, transfers or other dispositions of assets among the Credit Parties (including, without limitation, sales, transfers or other dispositions, with or without consideration, of intellectual property among the Credit Parties and (B) transfer of assets set forth on Schedule 7.05(d) to Flexcrete LLC; (iv) sales, transfers or other dispositions of assets for cash and for fair value in an aggregate amount not to exceed $76 million (including, without limitation, equity interests in Subsidiaries but excluding any original issuances of stock of any Subsidiary) so long as (x) no Event of Default shall have occurred and be continuing or would result from such sale and
(y) the proceeds of such Transfer are used to replace or upgrade such assets or to repay Senior Debt or the Obligations; and (v) sale of assets for cash proceeds in an aggregate amount of $1,200,000 annually so long as no Event of Default shall have occurred and be continuing or would result from such sale.

         "Borrower's Business" means the business engaged in by the Borrower and its Subsidiaries as of the Closing Date and as currently proposed to be conducted as more fully described in the Information Memorandum.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in Washington, D.C. are authorized or required by law to close.

         "Capital Expenditures" means for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Indebtedness (including Capital Lease Obligations) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the excess of (i) the gross amount of such purchase price over (ii) the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under all Capital Leases of such Person under GAAP, and the amount of such obligations is the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of Capital Stock of such Person (if such Person is a corporation), any and all equivalent ownership interests in such Person (if such Person is other than a corporation), any securities convertible into or exchangeable for any of the foregoing and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party (as such term is defined under the Senior Credit Facility) or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         "Change of Control" means one or more transactions resulting in: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were Continuing Directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; and (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

         "Charges" has the meaning specified in Section 9.9.

         "Closing" means the consummation of the Transaction.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended or otherwise modified from time to time.

         "Common Stock" means any and all (as the context may require) of the shares of the authorized common stock of the Borrower.

         "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "Control" means, without limitation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Continuing Directors" means (a) members of the board of directors of the Borrower on the Closing Date and (b) other persons nominated or elected to the board of directors of the Borrower with the approval of a majority of the directors who were members of the board of directors at the time of such election or nomination.

         "Credit Parties" means, collectively, the Borrower and the Guarantors; and "Credit Party" means either the Borrower or a Guarantor.

         "Debentures" means the senior subordinated debentures dated September 19, 2002 in the aggregate principal amount of $20,000,000 from the Borrower made payable severally to the Holders and evidencing the Borrower's repayment obligation for the investment by the Holders in the Borrower described in
Section 2.1, together with all other debentures accepted from time to time in substitution, renewal or replacement for all or any part thereof including pursuant to Section 9.19.

         "Default" means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Debentures.

         "Dollars" or "$" means lawful money of the United States of America.

         "Dow Contract" means that certain sales contract, dated January 1, 1998, by and between The Dow Chemical Company and Headwaters Incorporated (f/k/a Covol Technologies, Inc.), which was assigned to Reichhold Specialty Latex LLC pursuant to that certain letter agreement, dated December 20, 2001.

         "EBITDA" means, at any date of determination, the sum, determined in accordance with GAAP on a Consolidated basis and without duplication, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for the most recently completed Measurement Period.

         For purposes of calculating EBITDA with respect to any Measurement Period, (A) acquisitions that have been made by the Borrower or its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period shall be deemed to have occurred on the first day of the reference period; provided, however, that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; and (B) for purposes of calculating Funded Leverage Ratio only, the EBITDA of the Borrower or its Restricted Subsidiaries attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such reference period, shall be excluded.

         For the purposes of each of the fiscal quarters ended March 2002 and June 2002, EBITDA of the Borrower shall be as set forth on Schedule III hereto.

         "Eligible Assignee" means any commercial bank or financial institution organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of conditions to its primary regulator) and, so long as no Event of Default has occurred and is continuing, as approved by the Borrower (which approval shall not be unreasonably withheld); provided, however, that neither any Credit Party nor any Subsidiary of a Credit Party shall qualify as an Eligible Assignee under this definition.

         "Environmental Claim" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety, natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Credit Party, or under common control with any Credit Party, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or
(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA
(including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Credit Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Events of Default" has the meaning specified in Article VIII.

         "Financial Officer" of any corporation or other entity means the chief financial officer, treasurer or principal accounting officer of such corporation or entity.

         "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

         "Funded Indebtedness" means, with respect to any Person as of any date of determination, the sum of the following of such Person and its Subsidiaries (in each case determined in accordance with GAAP on a Consolidated basis and without duplication) the total amount of Indebtedness of such Person or its Subsidiaries which in accordance with GAAP should be classified upon the balance sheet of such Person or its Subsidiaries as indebtedness.

         "Funded Leverage Ratio" means, at any date of determination thereof, the ratio of (i) Funded Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as at such date of determination, to (ii) EBITDA of the Borrower and the Restricted Subsidiaries for the Measurement Period ending on, or most recently ended prior to, such date of determination.

         "GAAP" means generally accepted accounting principles applicable in the United States of America as of the Closing Date (and without regard to subsequent changes therein) and consistent with those applied in the preparation of the financial statements referred to in Article IV.

         "Governmental Authority(ies)" means any Federal, state, local, quasi-governmental instrumentality or foreign court, or governmental agency, authority, instrumentality, agency, bureau, commission, department or regulatory body.

         "Guarantor" means the each entity that becomes a Guarantor under the Subsidiary Guaranty Agreement.

         "Guarantee Obligation" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term "Guarantee Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The word "Guarantee" when used as a verb shall have the correlative meaning. It is agreed that Guarantee Obligations of any Credit Party shall not include any obligation or arrangement of such Credit Party to guarantee or intended to guarantee any leases, dividends or other payment obligations of any other Credit Party. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Holder" and "Holders" have the meaning provided in the Recitals hereto.

         "Indebtedness" of any Person means, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred and unpaid purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business that are not past due by more than 120 days); (e) all obligations of others secured by (or having an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all Guarantee Obligations by such Person of Indebtedness of others; (g) all Capital Lease Obligations of such Person; (h) all Off-Balance Sheet Liabilities; (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, valued at the Agreement Value thereof; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person; and (k) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or similar facilities and bankers' acceptances. "Indebtedness" shall not include (x) liabilities under deferred compensation plans, (y) liabilities that may arise in connection with indemnification provisions contained in agreements entered into in the ordinary course of business or contained in agreements entered into in connection with the acquisition or disposition of assets, stock or other property, in each case to the extent permitted in the Loan Documents, and (z) liabilities under operating leases.

         "Indemnitee" has the meaning in Section 9.5(b).

         "Information Memorandum" means the information memorandum dated July, 2002 used by the Administrative Agent in connection with the syndication of the Senior Credit Facility.

         "Interest" means any ownership or profit sharing interest (however designated) in any general or limited partnership, trust, limited liability company, private company or joint venture, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

         "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) EBITDA of the Borrower and the Restricted Subsidiaries for such Measurement Period ending on, or most recently ended prior to, such date of determination to (b) cash interest payable on all Funded Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as at such date of determination.

         "Interest Rate" means a fixed rate of interest of 18% per annum, payable in accordance with the terms of the Debentures.

         "Inventory" means "inventory" as defined in Article 9 of the UCC, including all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's Business, all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service or hire.

         "Investment Documents" means, collectively, the Loan Documents, the Acquisition Documents and all other instruments and documents executed and delivered in connection with the Transaction.

         "Investments" means, collectively, (a) ownership or purchase of any Capital Stock or evidence of Indebtedness, Interest in or other security of another Person; (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person; (c) any joint venture;
(d) any interest rate hedge agreement or similar agreement; or (e) any acquisition after Closing of any business or business unit of another Person (whether acquired by purchase of assets or Interests), or any commitment or option to acquire any of the foregoing items (a) through (e).

         "ISG" means Industrial Services Group, Inc., a Delaware corporation.

         "Licenses" shall mean, collectively, all rights, licenses, permits and authorizations now or hereafter issued by any Governmental Authority reasonably necessary in connection with the operation or conduct of the Borrower's Business.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means, collectively, this Agreement, the Debentures, the Subsidiary Guaranty Agreement and all other instruments and documents executed and delivered in connection therewith.

         "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Borrower and its Subsidiaries taken as a whole, since September 30, 2001.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Holders under any Investment Document or Acquisition Document or (c) the ability of any Credit Party to perform its Obligations under any Investment Document or Acquisition Document to which it is or is to be a party.

         "Material Contract" means the Dow Contract.

         "Maturity Date" means September 16, 2007.

         "Maximum Rate" has the meaning specified in Section 9.9(e).

         "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date or, if less than four consecutive fiscal quarters of the Borrower have been completed since the Closing, those fiscal quarters of the Borrower that have been completed since the Closing. For purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended December 2002, such amount for the Measurement Period then ended shall equal such item for such fiscal quarter multiplied by four; for purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended March 2003, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and for purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended June 2003, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Credit Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Credit Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "New Lending Office" has the meaning specified in Section 2.9(e).

         "Non-U.S. Investor" has the meaning specified in Section 2.9(e).

         "Obligations" means all indebtedness, advances pursuant to this Agreement or otherwise, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Credit Parties to the Holders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Investment Documents. The term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), any premiums, penalties or charges imposed in connection with the prepayment of the Debentures, fees, charges, expenses, attorneys' fees, and any other sum chargeable to the Credit Parties under this Agreement or any other Investment Document.

         "Off-Balance Sheet Liabilities" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such obligations would or will give rise to a claim against such Person in an Act of Bankruptcy.

         "Offer" means the offer of the Public Sub to purchase its outstanding Subordinated Notes.

         "Offer to Purchase and Consent to Solicitation Statement" means the Offer to Purchase and Consent to Solicitation Statement of the Public Sub in connection with the Offer.

         "Other Taxes" has the meaning specified in Section 2.9(b).

         "Permitted Acquisition" has the meaning specified in Section 7.10.

         "Permitted Indebtedness" has the meaning specified in Section 7.1.

         "Permitted Lien" has the meaning specified in Section 7.2.

         "Person" means any natural person, corporation, business trust, limited
liability  company,  joint  venture,   association,   company,   partnership  or
government, or any agency or political subdivision thereof.

         "PIK Amount" has the meaning set forth in the Debentures.

         "PIK Interest" means, with respect to any Indebtedness, accrued interest on such Indebtedness that is not payable in cash but is added to the principal balance and due at maturity of such Indebtedness.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Sub" means ISG Resources, Inc., a Utah corporation.

         "Real Property" means, collectively, all real property owned by the Borrower or its Subsidiaries or in which the Borrower or its Subsidiaries has a leasehold interest and all real property hereafter acquired by the Borrower or its Subsidiaries in fee or by means of a leasehold interest, including all real property on which the Borrower's Business is now or hereafter conducted, together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

         "Receiver" means any receiver, trustee, custodian, liquidator, or similar fiduciary.

         "Repayment Charge" means the amount payable as a repayment charge if any collateral in accordance with Section 2.6 of this Agreement.

         "Required Holders" means, at any time, Holders owed or holding at least a majority in interest of the aggregate principal amount under the Debentures.

         "Responsible Officer" means the Chief Executive Officer or the Chief Financial Officer of the Borrower.

         "Restricted Payment" means; (i) any dividend or other distribution of any nature, direct or indirect, on account of any class of equity securities of the Borrower or any of its Subsidiaries, now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity securities of the Borrower or any of its Subsidiaries, now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of equity securities of the Borrower or any of its Subsidiaries, now or hereafter outstanding; and (iv) any loan, advance, tax sharing payment or indemnification payment to, or investment in, any Affiliate of the Borrower (other than Subsidiary Guarantors).

         "Restricted Subsidiary" means each direct or indirect Subsidiary of the Borrower in existence on the date hereof (other than any Foreign Subsidiary and Flexcrete LLC), or created or acquired after the date hereof (except for any Foreign Subsidiary and any other Subsidiary which the Borrower designates an Unrestricted Subsidiary at the time of its creation or acquisition). Any Subsidiary that is a Restricted Subsidiary (including any Subsidiary that is not designated an Unrestricted Subsidiary at the time of its creation or acquisition) shall be a Restricted Subsidiary for the term of this Agreement and shall be a Subsidiary Guarantor.

         "Senior Credit Facility" means the Credit Agreement dated as of the date hereof, by and among the Credit Parties and the lender parties thereto, as the same may be amended, supplemented or otherwise modified from time to time and any agreement refinancing all or any of the debt or commitments thereunder, but only in each case to the extent the Indebtedness thereunder continues to constitute Senior Debt as provided in the definition thereof.

         "Senior Debt" means all of the following: (a) the aggregate principal indebtedness advanced from time to time under the Senior Credit Facility up to a maximum aggregate principal indebtedness that shall not exceed $175,000,000 as reduced from time to time by all payments and prepayments of principal outstanding thereunder (other than payments with respect to the revolving credit component thereof in aggregate principal amount not to exceed $20,000,000); (b) all interest accrued and accruing on the aggregate principal outstanding under the Senior Credit Facility from time to time; (c) all other reasonable fees or monetary obligations owed under the Senior Credit Facility; and (d) all reasonable costs incurred by the Senior Lenders under the Senior Credit Facility in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including attorneys' fees and disbursements. Senior Debt shall also include all amendments, modifications and refinancings of the foregoing that do not cause the aggregate principal amount to exceed the maximum amount described above.

         "Senior Lenders" means the lenders providing the Senior Debt under the Senior Credit Facility.

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Credit Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Credit Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordination Agreement" means that certain Subordination Agreement, dated as of the date hereof, by and among the Borrower, Allied Capital and the Administrative Agent on behalf of the Senior Lenders.

         "Sub" means Headwaters Olysub Corporation, a Delaware corporation.

         "Subordinated Debt" means any Indebtedness of the Borrower or any Subsidiary thereof that is expressly subordinated and made junior in right and time of payment to the Senior Debt and the Debentures, in form and substance satisfactory to the Holders.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Subsidiary Guaranty Agreement" means the Guaranty Agreement of even date herewith among Subsidiaries of the Borrower which are, or may from time to time become, parties thereto, in favor of the Holders, as amended, modified or otherwise supplemented from time to time.

         "Subsidiary   Guarantor"   means  a  Guarantor  that  is  a  Restricted
Subsidiary.

         "Surviving Debt" means the Indebtedness of each Credit Party and its Subsidiaries outstanding immediately before and after giving effect to the Closing and the transactions contemplated thereby, as set forth on a disclosure schedule incorporated in Article IV.

         "Taxes" has the meaning specified in Section 2.9(a).

         "Transaction" means the execution, delivery and performance by the Credit Parties and each of their respective Subsidiaries of each of the Investment Documents to which such Credit Party or any of its Subsidiaries is or is to become a party and the obligations hereunder and thereunder.

         "Transfer" means the sale, assignment, lease, transfer, mortgaging, encumbering or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

         "Unrestricted Subsidiary" means any Subsidiary of the Borrower created or acquired after the date hereof that Borrower designates as an Unrestricted Subsidiary in accordance with Section 7.10. Any Subsidiary that is designated an Unrestricted Subsidiary at the time of its creation or acquisition shall be an Unrestricted Subsidiary for the term of this Agreement. For purposes of this Agreement and the other Loan Documents, Flexcrete LLC shall be an Unrestricted Subsidiary.

         "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Capital Stock in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA. SECTION 1.2 Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules are deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Investment Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature are construed in accordance with GAAP.

                                  Article II.
                                 The investment

         SECTION  2.1  Funding.   At  the  closing  under  this  Agreement  (the
"Closing"), the Borrower will borrow, and Allied Capital will lend to the Borrower, the aggregate sum of $20,000,000. All such indebtedness shall be evidenced by, and is to be repaid according to the terms of, one or more Debentures. The entire principal sum will be advanced at Closing.

         SECTION 2.2 Senior Debt. The Holders' rights under the Debentures and this Agreement are subordinate as to right of payment only to the Senior Debt pursuant to the Subordination Agreement.

         SECTION 2.3  Repayment of  Debentures.  Subject to the terms of Section
2.7 and the Subordination Agreement, all unpaid principal amounts and accrued and unpaid interest under the Debentures, and all other obligations of the Borrower to the Holders due and owing hereunder shall be paid upon the earliest of (i) the date of acceleration of the Debentures pursuant to Article VIII, (ii) the date of redemption pursuant to Section 2.6 or 2.7 and (iii) the Maturity Date, in immediately available Dollars, without set-off, defense or counterclaim.

         SECTION 2.4 Interest on the  Debentures.  Subject to the  provisions of
Section 2.5, the Debentures shall bear interest (calculated on the basis of a 360-day year and computed for each payment period on the principal balance assuming 12 equal 30 day months) at the Interest Rate, payable in accordance with the Debentures.

         SECTION 2.5 Default Interest. If any Event of Default exists, whether or not such default is declared, the Borrower shall pay interest, to the extent permitted by law, on amounts due under the Debentures so long as such Event of Default is continuing (after as well as before judgment) at the Interest Rate plus 2%.

         SECTION 2.6 Prepayment.

         (a) The Borrower may at any time and from time to time prepay the Debentures, in whole or in part, upon at least 10 days but no more than 60 days prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Holders before 2:00 p.m, Washington, D.C. time, subject to the Borrower's obligation to pay a repayment charge (the "Repayment Charge") of

                  (i) 5% of any principal prepaid prior to and including the first anniversary of the Closing Date;

                  (ii) 4% of any principal prepaid after the first anniversary of the Closing Date but prior to and including the second anniversary of the Closing Date;

                  (iii) 3% of any principal prepaid after the second anniversary of the Closing Date but prior to and including the third anniversary of the Closing Date;

                  (iv) 2% of any principal prepaid after the third anniversary of the Closing Date but prior to and including the fourth anniversary of the Closing Date;

                  (v) 1% of any principal prepaid after the fourth anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date.

         (b) Any partial prepayments shall be made in increments of $500,000 and shall be applied pro rata to amounts outstanding under the Debentures. Notwithstanding any provision to the contrary, the Repayment Charges shall be due and payable upon any voluntary or mandatory prepayment of the Debentures in whole or in part. On the date of prepayment, the Borrower shall pay to the holders of the Debentures being prepaid pursuant to this Section, the price specified above, by wire transfer of immediately available funds to an account designated by such Holder. Concurrently therewith, each Holder of Debentures being prepaid shall deliver to the Borrower the original copy of its Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower. Any notice given by the Borrower pursuant to this Section 2.6 shall be irrevocable so long as the specified conditions are met.

         SECTION 2.7 Mandatory Prepayment of the Debentures. The Borrower's obligations under the Debentures and this Agreement are not assumable; upon a Change of Control, each Holder shall have the right (but not the obligation) to require the Borrower to (a) prepay the Debentures held by such Holder for an amount equal to the then outstanding principal balance, all accrued but unpaid interest thereon, plus all PIK Amounts (as defined in the Debentures) and all applicable Repayment Charges due under Section 2.6 above, and (b) pay in full all of the other Obligations owing to such Holder, which amount shall be calculated on the date of prepayment and be payable in cash on such date. On the date of prepayment, the Borrower shall pay to the holders of the Debentures being prepaid pursuant to this Section, the price specified above, by wire transfer of immediately available funds to an account designated by such Holder. Concurrently therewith, each Holder of Debentures being prepaid shall deliver to the Borrower the original copy of its Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower.

         SECTION 2.8 Payments.

         (a) The Borrower shall make each payment (including principal of or interest on the Debentures or other amounts) hereunder and under any other Investment Document not later than 2:00 P.M., Washington, D.C. time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to each Holder pursuant to written instructions from such Holder to the Borrower, including pursuant to wire transfer instructions. (b) Whenever any payment (including principal of or interest or Repayment Charge on the Debenture or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

         SECTION 2.9 Taxes.

         (a) Any and all payments by or on behalf of the Borrower hereunder and under any Investment Document shall be made, in accordance with Section 2.8, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of a Holder and (ii) franchise taxes imposed on the net income of a Holder, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Holder engages in business activity other than activity arising solely from the Holder having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Investment Document or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower must deduct any Taxes from or in respect of any sum payable hereunder or under any other Investment Document to a Holder, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Investment Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Investment Document ("Other Taxes").

         (c) Subject to Section 2.9(f) below, the Borrower agrees to indemnify each Holder for the full amount of Taxes and Other Taxes paid by such Holder and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Holder absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Holder makes written demand therefor. The Borrower shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by a Holder for which the Borrower has previously paid any additional amount or indemnified such Holder and which leaves the

Holder, after the Borrower's receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Holder. The Holder shall have sole discretion as to whether (and shall in no event be obligated) to make any such claim for any refund of any Taxes or Other Taxes.

         (d) As soon as practicable (and in any event within 60 days) after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to each Holder, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Any transferee of the Holders, with respect to the investment, if organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Investor") shall deliver, to the extent legally able to do so, to the Borrower two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, or, in the case of a Non-U.S. Investor claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Investor delivers a Form W-8, a certificate representing that such Non-U.S. Investor is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Investor claiming exemption from U.S. Federal withholding tax on payments by the Borrower under this Agreement and the Investment Documents. Such forms shall be delivered by each Non-U.S. Investor on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Investor changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Investor shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Investor. Notwithstanding the foregoing, no Non-U.S. Investor shall be required to deliver any form pursuant to this paragraph (e) that such Non-U.S. Investor is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Investor or to pay any additional amounts to any Non-U.S. Investor, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Investor became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Investor designated such New Lending Office with respect to the Debentures; provided, however, that this paragraph (f) shall not apply to
(x) any Non-U.S. Investor as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Holder would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Holder would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Investor to comply with the provisions of paragraph (e) above or (iii) such Non-U.S. Investor is treated as a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision.

         (g) Nothing contained in this Section 2.9 shall require a Holder to make available any of its tax returns (or any other information that it reasonably deems to be confidential or proprietary).

         SECTION 2.10 Use of Proceeds. The proceeds of the loan by Allied Capital shall be used to consummate the Acquisition, with the remainder available to pay certain transaction expenses and for working capital purposes for the Borrower and its Subsidiaries.

                                  Article III.
                                   Conditions

         SECTION 3.1 Conditions to Closing. The obligations of Allied Capital to enter into this Agreement and to perform its obligations hereunder is subject to the satisfaction of the following conditions on or prior to the Closing Date:

         (a) The representations and warranties set forth in Article IV hereof shall be true and correct on and as of the Closing Date.

         (b) The Credit Parties shall be in compliance with all the terms and provisions set forth herein and in each other Investment Document on their part to be observed or performed, and at the time of and immediately after the Transaction, no Event of Default or Default shall have occurred and be continuing.

         (c) Allied Capital shall have received the following items:

                  (i) favorable written opinions of counsel to the Credit Parties (A) dated the Closing Date, (B) addressed to Allied Capital and
         (C) covering such matters relating to the Investment Documents and the Transaction as Allied Capital shall reasonably request, and the Credit Parties hereby request such counsel to deliver such opinion;

                  (ii) the Debentures, duly executed by the Borrower and each of the other Investment Documents, executed by each of the parties thereto (other than Allied Capital);

                  (iii) for each Credit Party: (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of such Credit Party, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a certificate as to the good standing of such Credit Party as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of such Credit Party dated the Closing Date and certifying
         (1) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
         (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Investment Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation of such

         Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer executing any Investment Document or any other document delivered in connection herewith on behalf of such Credit Party; and
         (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Credit Party executing the certificate pursuant to (B) above;

                  (iv) all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Investment Document;

                  (v) the financial statements as described in Article IV; and

                  (vi) the Subsidiary Guaranty Agreement, in form and substance satisfactory to Allied Capital, duly executed by each of the Subsidiary Guarantors.

         (d) The Borrower shall have entered into the transaction documents with respect to the Senior Credit Facility and Allied Capital shall be provided a copy of the documentation relating thereto;

  (e) After giving effect to the transactions contemplated hereby, the Borrower and their respective Subsidiaries shall not have outstanding any Indebtedness other than (i) the Senior Debt, (ii) the extension of credit under this Agreement and (iii) the Surviving Debt.

         (f) Allied Capital shall have received fully executed conformed copies of the Acquisition Documents and each of the other material documents related to the Acquisition Documents, certified as true and correct copies thereof by a duly authorized officer of the Borrower, each of which shall be in full force and effect and in form and substance satisfactory to Allied Capital. On or prior to the Closing Date, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Documents.

         (g) No event that has or reasonably would be expected to have a Material Adverse Change shall have occurred since December 31, 2001.

         (h)  Allied  Capital  shall  have  received  all  necessary   corporate
approvals of the Transaction, and all regulatory requirements applicable to Allied Capital shall have been satisfied.

         (i)  Allied   Capital  shall  have   received  such  other   documents,
instruments and information as Allied Capital may reasonably request.

                                  Article IV.
                         Representations and Warranties

         In order to induce Allied Capital to enter into the Transaction, the Borrower hereby makes to Allied Capital on the Closing Date (which representations and warranties shall survive the execution and delivery of this Agreement) the representations and warranties set forth in Senior Credit

Facility, and such representations and warranties, together with all definitions referenced therein and any disclosure schedules related thereto, are incorporated herein by reference and made a part hereof. For the purposed of this Article IV only, terms not defined herein shall have the meanings given in the Senior Credit Facility, provided that each reference in such representations and warranties to a "Loan Party" shall mean and be a reference to a Credit Party hereunder; each reference to a "Transaction Document" shall mean and be a reference to an Investment Document hereunder; each reference to a "Lender Party" shall mean and be a reference to a Holder hereunder and each reference to "Equity Interests" shall mean and be a reference to Capital Stock hereunder.

                                   Article V.
                            INVESTOR REPRESENTATIONS

         Allied Capital represents and warrants to the Borrower as follows:

         SECTION 5.1 Investment. It is acquiring the Debentures for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         SECTION 5.2 Authority. It has full power and authority to enter into and to perform this Agreement in accordance with its terms. It represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Debentures. SECTION 5.3 Accredited Investor. It is an "Accredited Investor" within the definition set forth in Rule 501(a) of the Securities Act.

                                  Article VI.
                              Affirmative Covenants

         Until the Debentures and all expenses or other amounts payable under the Loan Documents are repaid in full, unless the Holders shall otherwise consent in writing, the Borrowers jointly and severally covenant and agree with the Holders to do (and to cause its Subsidiaries to do) all of the following:

         SECTION 6.1 Existence; Businesses and Properties.

         (a) Each of the Credit Parties will do or cause to be done all things necessary to preserve and maintain its and its Subsidiaries' legal existence and to maintain such Credit Party's right to do business in each jurisdiction in which such Credit Party currently conducts business; provided, however, that the Borrower may consummate the Acquisition; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or Allied Capital.

         (b)  Each of the  Credit  Parties  will,  and  will  cause  each of its
Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its and such Subsidiaries' business; provided, however, that the Borrower may consummate the Acquisition; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or Allied Capital; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in those circumstances where in the reasonable business judgment of the Borrower such properties need not be so maintained or preserved and any failure to maintain such properties shall not have a material adverse impact on Allied Capital.

         SECTION 6.2 Insurance. (a) Coverage. Without limiting any of the other obligations or liabilities of the Borrower under this Agreement, the Borrower shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 6.2. All insurance carried pursuant to this Section 6.2 shall be placed with such insurers having a minimum A.M. Best rating of A:X, or as may be otherwise acceptable to the Holders. Such insurance shall be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to the Holders.

                  (i) All Risk Property Insurance. The Borrower shall maintain all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written on a replacement cost basis. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage; and

                  (ii) Commercial General Liability Insurance. The Borrower shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law; and

                  (iii) Workers' Compensation/Employer's Liability. The Borrower shall maintain Workers' Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his employment with the Borrower and employer's liability insurance in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

                  (iv) Automobile Liability. The Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

                  (v) Excess/Umbrella Liability. The Borrower shall maintain excess or umbrella liability insurance in an amount not less than $10,000,000 and shall cause Public Sub to maintain excess or umbrella liability insurance in an amount not less than $50,000,000 written on an occurrence basis providing coverage limits excess of the insurance limits required under paragraphs (a)(ii), (a)(iii) employer's liability only, and (a)(iv) of this Section. Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law.

         (b) Certifications. On the Closing Date, and at each policy renewal, but not less than annually, Borrower shall provide to the Holders approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof for the insurance required by this Section 6.2.

         (c) Insurance Report. Concurrently with the furnishing of all certificates referred to in this Section 6.2, Borrower shall furnish the Holders with an opinion from an independent insurance broker, in form acceptable to the broker and the Holders, stating that as of the date of the opinion (i) the insurance policies listed with the broker's opinion are in full force and effect; (ii) the broker has not received any notice of cancellation or non-renewal with respect to the listed policies and is not aware of any circumstances which would make the giving of such a notice by an insurer likely;
(iii) in the  broker's  view,  based  upon the  broker's  understanding  of this
Section 6.2, the policies listed with the broker's opinion are consistent with the minimum requirements of this Section 6.2; and (iv) based upon the broker's experience, the coverages provided by the policies listed with the opinion are consistent with those normally provided to companies similarly situated to the Borrower.

         (d) General. The Holders shall be entitled, upon reasonable advance notice, to review the Borrower's books and records regarding all insurance policies carried and maintained with respect to the Borrower's obligations under this Section 6.2. Upon request, the Borrower shall furnish the Holders with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 6.2 or any provision of this Agreement shall impose on the Holders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Holders be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance broker, company or underwriter. The Holders, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Holders upon demand for the cost thereof together with interest.

         SECTION 6.3 Obligations and Taxes. Each of the Credit Parties will pay, and cause its Subsidiaries to pay, its material Indebtedness and other material obligations promptly and in accordance with their terms and to pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof, provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and any Credit Parties and its Subsidiaries, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 6.4 Financial Statements, Reports, etc. The Borrower will furnish to the Holders:

         (a) within 90 days after the end of each fiscal year, the Consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Borrower and its Subsidiaries, as of the close of such fiscal year and the results of its operations during such year, such financial statements to be audited by PriceWaterhouseCoopers or another independent public accountant of recognized national or regional standing reasonably acceptable to the Holders, and accompanied by an unqualified opinion of such accountant reasonably acceptable to the holders, and provided that all financial statements to be delivered under this Section 6.4(a) shall distinguish between the Restricted Subsidiaries and Unrestricted Subsidiaries of the Borrower;

         (b) within 45 days after the end of each fiscal quarter of each fiscal year, its Consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its Subsidiaries, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP (but without footnotes and provided that all financial statements to be delivered under this Section 6.4(b) shall distinguish between the Restricted Subsidiaries and Unrestricted Subsidiaries of the Borrower), subject to normal year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) containing a detailed calculation of the relevant items used to calculate compliance with the financial covenants set forth in Section 6.12, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.12, a statement of reconciliation conforming such financial statements to GAAP, and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

         (d) to the extent that any Credit Party is or becomes subject to such reporting requirements, promptly after the same become publicly available, copies of all final periodic and other reports, proxy statements and other materials filed by such Credit Party with the U.S. Securities and Exchange Commission (the "SEC"), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders (exclusive of proprietary information unless
(i) the Person that is the source of the information or report is a public company and (ii) such Person would then be required to file such proprietary information with the SEC), as the case may be;

         (e) promptly upon the filing thereof, copies of all material documents filed by the Borrower or any of its Subsidiaries with any Governmental Authority, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental Protection Agency (and any state equivalent), the U.S. Occupational Safety & Health Administration and the SEC.

         (f) promptly upon the receipt thereof, copies of all material notices received by the Borrower or any of its Restricted Subsidiaries under or pursuant to any Investment Document or Material Contract or instrument, indenture, loan or similar agreement;

         (g) as soon as practicable, and in any event not later than 15 days prior to commencement of each fiscal year, a copy of the Borrower's annual budget (detailed on a quarterly basis) for such fiscal year, in a form consistent with past practices;

         (h) promptly after entering into the same, copies of all shareholders agreements, material employment agreements and other material agreements of the Borrower or its Subsidiaries; and

         (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Investment Document, as any Holder may reasonably request.

         SECTION 6.5 Litigation and Other Notices. The Borrower will furnish to the Holders prompt written notice of the following:

         (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

         (b) the filing or commencement of or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, by or against the Borrower, any of their Subsidiaries or any Affiliate thereof;

         (c) at least 15 days and no more than 60 days prior notice of any Change of Control; and

         (d) any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect (including, without limitation, notice of any Environmental Claim against or of any noncompliance by any Credit Party with any Environmental Law or Environmental Permit that could reasonably be expected to result in a Material Adverse Effect).

         SECTION 6.6 Employee Benefits. Each Credit Party will, and will cause its Subsidiaries to, (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Holders as soon as possible after, and in any event within 10 days after any Responsible Officer of such Credit Party or Subsidiary thereof or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of such Credit Party or Subsidiary thereof in an aggregate amount exceeding $500,000, a statement of a Financial Officer of such Credit Party setting forth details as to such ERISA Event and the action, if any, that such Credit Party proposes to take with respect thereto.

         SECTION 6.7 Maintaining Records; Access to Properties and Inspections. Each Credit Party will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full and correct entries in conformity with generally accepted accounting principles in effect from time to time are made of all dealings and transactions in relation to its business and activities. At any reasonable time during ordinary business hours and from time to time upon reasonable prior notice, permit any of the Holders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that, in connection with any such visitation or inspection, the Holders agree to comply with and adhere to all applicable laws, rules and regulations governing site visitations and inspections (including, without limitation, applicable health and safety regulations and visitation and inspection rules mandated by the owner or operator of applicable property).

         SECTION 6.8 Compliance with Laws. Each Credit Party will comply, and cause its Subsidiaries to comply with all Federal, state, local and foreign laws and regulations applicable to them, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.9 Preparation of Environmental Reports. At the request of the Holders at any time that the Holders, in their reasonable judgment, believe that the prospect of payment of the Obligations of the Credit Parties under the Loan Documents in the normal course is impaired (but in no event more than once in any two year period, unless an Event of Default has occurred and is continuing), the Borrower will provide to the Holders within 120 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' owned properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Holders, indicating the presence or absence of Hazardous Materials; without limiting the generality of the foregoing, if the Holders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Holders may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Holders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

         SECTION 6.10 Further Assurances. Each Credit Party will execute, and will cause its Subsidiaries to execute, any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Holders may reasonably request, in order to effectuate the transactions contemplated by the Investment Documents. The Credit Parties shall deliver or cause to be delivered to the Holders all such instruments and documents (including legal opinions) as the Holders may reasonably request to evidence compliance with this Section.

         SECTION 6.11 Maintenance of Office or Agency. The Borrower shall maintain an office or agency (i) where the Debentures may be presented for payment, or for registration and transfer and for exchange as provided in this Agreement; and (ii) where notices and demands to or upon the Borrower in respect of the Debentures may be served. The location of such office or agency initially shall be the principal office of the Borrower as set forth in Section 9.1 hereof. The Borrower shall give the Holders written notice of any change of location thereof.

         SECTION 6.12 Financial Ratios and Covenants. The Credit Parties, in each case on a Consolidated basis, shall with respect to each period set forth below have complied or comply with and maintain each of the following financial ratios and financial covenants, using the information set forth in the financial statements provided by the Credit Parties in accordance with Section 6.4 above:

         (a) Funded Leverage Ratio. A Funded Leverage Ratio as of the last day of each fiscal quarter of not more than the ratio set forth below for the Measurement Period then ended:

              Quarter Ending                                  Ratio
              --------------                                  -----
         September 30, 2002                                3.25 to 1.0
         December 31, 2002                                 3.00 to 1.0
         March 31, 2003                                    3.00 to 1.0
         June 30, 2003                                     2.75 to 1.0
         September 30, 2003                                2.75 to 1.0
         December 31, 2003                                 2.50 to 1.0
         March 31, 2004                                    2.50 to 1.0
         June 30, 2004 and thereafter                      2.25 to 1.0


         (b) Interest Coverage Ratio. A Interest Coverage Ratio as of the last day of each fiscal quarter of not less than the ratio set forth below for the Measurement Period the ended:

              Quarter Ending                                  Ratio
              --------------                                  -----
         September 30, 2002                                3.50 to 1.0
         December 31, 2002                                 3.75 to 1.0
         March 31, 2003                                    3.75 to 1.0
         June 30, 2003                                     3.75 to 1.0
         September 30, 2003                                3.75 to 1.0
         December 31, 2003 and thereafter                  4.75 to 1.0

         SECTION 6.13 Observation Rights.

         (a) The board of directors of the Borrower (the "Board") shall hold a general meeting (which may be held by conference call) or propose adoption of resolutions by written consent of the board of directors at least quarterly for the purpose of discussing the business and operations of the Borrower and its Subsidiaries. The Borrower shall notify Allied Capital or another representative of the Holders (the "Representative") in writing of the date and time for each general or special meeting of the Board or any executive committee thereof or of the adoption of any resolutions by written consent (describing in reasonable detail the nature and substance of such action) at least one week prior to any general meeting for which notice is not required to be provided and at the time notice is provided to the directors of the Borrower of any other general meeting or any special meeting and concurrently deliver to the Representative any materials delivered to directors of the Borrower, including a draft of any resolutions proposed to be adopted by written consent. The Representative shall be free during such one week period to contact the directors of the Borrower and discuss the pending actions to be taken.

         (b) The Borrower shall permit one authorized representative of Allied Capital and its successors (the "Board Participant") to attend and participate in all meetings of the Board and any executive committee thereof, whether in person, by telephone or otherwise, and shall provide such representative with such notice and other information with respect to such meetings as are delivered to the directors of the Borrower, provided, however, that the Borrower's Chief Executive Officer or President or a majority of the Board shall have the right to exclude Board Participant from all or portions of meetings of the Board or omit to provide Board Participant or the Holder with certain information if the President or Chief Executive or such members of the Board believes in good faith that such exclusion or omission is necessary in order to (i) preserve the attorney-client privilege, or (ii) fulfill the Borrower's obligations with respect to confidential or proprietary information of third parties (provided however, that the Board Participant shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality are also excluded). In addition, a majority of the Borrower's directors on the Board shall have the right to exclude the Board Participant from all or portions of meetings of the Board or omit to provide Board Participant or any Holder with certain information if such meeting or information involves information or analysis which would pose a material conflict of interest for Borrower and such Holder. No more than one time per year, the Borrower shall pay such representative's reasonable travel expenses (including, without limitation, the cost of airfare, meals and lodging) in connection with the attendance of such meetings.

         SECTION 6.14 Use of Proceeds. The Borrower will use the proceeds of the investment only for the purposes specified in Article II.

         SECTION 6.15 Performance of Material Contract. The Borrower shall perform and observe all the terms and provisions of the Material Contract to be performed or observed by it, maintain the Material Contract in full force and effect, enforce the Material Contract in accordance with its terms and, upon the reasonable request of the Required Holders, make to each other party to the Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under the Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could would not be reasonably likely to have a Material Adverse Effect; provided, however, that a termination of the Material Contract shall not constitute a breach of this Section 6.15 unless the Borrower shall not have entered into a substitute contract with a third party acceptable to the Required Holders within 60 days of such termination.

                                  Article VII.
                               Negative Covenants

         Until the Debentures and all expenses or other amounts payable under the Loan Documents are repaid in full, unless the Holders shall otherwise consent in writing, the Credit Parties jointly and severally covenant and agree not to do any of the following without the prior written consent of the Holders:

         SECTION 7.1 Indebtedness.

         (a) No Credit Party shall, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness other than the following (together, the "Permitted Indebtedness"):

                  (i) the Senior Debt;

                  (ii) Surviving Debt;

                  (iii) Indebtedness created hereunder and under the other Investment Documents; (iv) Indebtedness of any Credit Party to another Credit Party on terms acceptable to the Holders; (v) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

                  (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (vii) Indebtedness in respect of taxes, assessments, governmental charges or levies, claims of customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.2;

                  (viii) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or the applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (ix) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (x) Indebtedness of a Subsidiary acquired pursuant to Permitted Acquisitions under the terms of Section 7.10 in an aggregate amount not greater than $26,000,000, provided that such Indebtedness was in existence at the time of acquisition and was not incurred in connection with such acquisition;

                  (xi) Indebtedness under Capital Leases not to exceed in the aggregate, on a Consolidated basis, $6,000,000 at any time outstanding;

                  (xii) unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, aggregating, on a Consolidated basis, not more than $6,000,000 at any one time outstanding;

                  (xiii) Indebtedness secured by Liens permitted by Section 7.2(i) not to exceed in the aggregate, on a Consolidated basis, $6,000,000 at any time outstanding;

                  (xiv) any Indebtedness that is expressly subordinate to the Debentures pursuant to a written subordination agreement in form and substance reasonably acceptable to the Holders; and

                  (xv) in the case of the Borrower, any Indebtedness in respect of interest rate protection agreements entered into in the ordinary course of business consistent with reasonable business practice; and

                  (xvi) any Indebtedness in respect of take or pay contracts entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business and consistent with past practices.

         (b) Notwithstanding any provision to the contrary, the Credit Parties shall not, nor permit any of its Restricted Subsidiaries to, incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt unless such Indebtedness by its terms is subordinated to the Debentures and the guarantee of the Borrower or such Subsidiary, as the case may be, in each case on terms acceptable to the Holders.

         SECTION 7.2 Liens. No Credit Party shall, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof except the following (the "Permitted Liens"):

         (a) Liens securing the Senior Debt;

         (b) Liens on Property of such Credit Party or its Restricted Subsidiaries existing on the date hereof and set forth in Schedule 7.2, and any replacement, extension or renewal of any such Liens; provided that such Liens shall secure only those obligations that they secure on the date hereof and the amount of Indebtedness secured thereby shall not be increased;

         (c) Liens for taxes, assessments or governmental charges not yet due or which are being contested in compliance with Section 6.3;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are overdue for a period of more than 60 days or which are being contested in good faith;

         (e) pledges and deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other social security laws or regulations or to secure public or statutory obligations;

         (f) Liens to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for payment of borrowed money);

         (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially adversely interfere with the use of such property for its present purposes;

         (h) Liens arising in connection  with Capital  Leases  permitted  under
Section 7.1(a)(xi); provided, however, that no such Lien shall extend to or cover any property other than the property subject to such Capital Lease;

         (i) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (i) shall not exceed the amount permitted under Section 7.1(a)(xiii);

         (j) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker's liens, rights to set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Credit Party or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and (ii) such deposit account is not intended by the Credit Party or such Subsidiary to provide collateral to the depositary institution;

         (k) judgment Liens not giving rise to an Event of Default;

         (l) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Credit Party in connection with a Permitted Acquisition; provided that the Lien (A) shall be less than the fair market value of the asset secured thereby, (B) shall not have been not created in contemplation of such event, (C) such Lien does not at any time encumber any property other than the property financed by such Indebtedness and (D) the amount of Indebtedness secured thereby is not increased;

         (m) any interest or title of a lessor under any lease permitted by this Agreement;

         (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (o) licenses of intellectual property granted in the ordinary course of business.

         SECTION 7.3 Amendment of Senior Credit Facility. The Borrower shall not amend or modify the Senior Credit Facility in any manner which has the effect of
(a) increasing the interest rate payable on any component thereof by more than 2% over the interest rate applicable thereto on the date hereof, (b) changing the maturity date of any component thereof to an earlier date (c) extending the final maturity of the Senior Debt beyond the Maturity Date, (d) increasing principal amortization payments or (e) including additional financial covenants or amending any of the financial covenants set forth in the Senior Credit Facility to render such covenants more restrictive.

         SECTION 7.4 . Investments. No Credit Party shall, nor will they permit any of its Restricted Subsidiaries to, make any Investments except:

         (a) Investments existing on the date hereof;

         (b) Cash Equivalents;

         (c) Investments in respect of interest rate protection agreements permitted under Section 7.1(a)(xv);

         (d) the Acquisition;

         (e) Investments consisting of extensions of trade credit in the ordinary course of the Borrowers' Business; and

         (f) loans and advances to employees in the ordinary course of the business of such Person, as presently conducted, in the aggregate amount of all such Investments under this clause (f) not to exceed $1,200,000 at any one time outstanding;

         (g) (i) equity Investments by the Borrower and its Restricted Subsidiaries in their Subsidiaries outstanding on the date hereof, (ii) additional equity Investments in Credit Parties and (iii) Investments in wholly owned Subsidiaries that are not Credit Parties in an aggregate amount invested (together with the aggregate amount invested pursuant to Section 7.10 below) from the date hereof not to exceed the sum of (x) $10,000,000, (y) the aggregate amount of cash received (up to the aggregate amount of Investments in Unrestricted Subsidiaries made by the Credit Parties prior to the date of receipt of such cash) by the Credit Parties from Unrestricted Subsidiaries from the repayment or prepayment of any Indebtedness owed by an Unrestricted Subsidiary or as a dividend or distribution in respect of the Capital Stock of an Unrestricted Subsidiary and (z) the aggregate amount of Excess Cash Flow (as defined in the Senior Credit Facility) not required to prepay the Senior Debt pursuant to the Senior Credit Facility (provided that such $10,000,000 limit shall not include contributions by the Borrower of its common stock to any wholly owned Subsidiary that is not a Credit Party);

         (h) Investments constituting Capital Expenditures which do not exceed the limits set forth in Section 7.17;

         (i) Permitted Acquisitions;

         (j) Investment consisting of Indebtedness permitted under Section 7.1(a)(iv); and

         (k) other investment instruments approved in writing by Holders.

         SECTION  7.5  Mergers,   Consolidations,   Sales  of  Assets,   Act  of
Dissolution.

         (a) No Credit Party shall, nor will it permit any of its Restricted Subsidiaries to, merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided that (i) the Credit Parties may consummate the Merger, (ii) any Credit Party or Subsidiary may be merged with the Borrower or any Restricted Subsidiary of the Borrower (if the Borrower or such Restricted Subsidiary is the surviving or successor entity), (iii) in connection with any acquisition permitted under Section 7.10, any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the person surviving such merger shall be a wholly owned Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor, and (iv) any Credit Party may merge into the Borrower; provided that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

         (b)  No  Credit  Party  shall,   nor  permit  any  of  its   Restricted
Subsidiaries to, consummate any Asset Disposition.

         SECTION 7.6 Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends.

         (a) No Credit Party shall, nor permit any of its Restricted Subsidiaries to, declare or pay any Restricted Payments (other than a dividend or distribution of any shares of its common stock); provided, however, that any Subsidiary may declare and pay a Restricted Payment to the Borrower.

         (b) The Borrower shall not, nor permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Borrower or any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary, except for any agreement or instrument evidencing the Senior Debt or the Surviving Debt.

         SECTION 7.7 Transactions with Affiliates. Except as otherwise expressly provided herein or as set forth on Schedule 7.7, no Credit Party shall, nor permit any of its Restricted Subsidiaries to, sell or transfer any Property to, or purchase or acquire any Property from, or otherwise engage in any other transactions with, any of its officers, directors, employees or Affiliates other than another Credit Party, except that the Borrower and its Restricted Subsidiaries may engage in the foregoing transactions with its officers, directors, employees or Affiliates on terms that are fair and reasonable and no less favorable to such Credit Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an officer, director, employee or Affiliate.

         SECTION 7.8 Business of Credit Parties and Subsidiaries.

         (a) No Credit Party shall, nor permit any of its Restricted Subsidiaries to, make any material change in the Borrower's Business. Except as permitted under Section 7.4(g) or Section 7.10, no Credit Party shall, nor permit any of its Restricted Subsidiaries to, acquire or create any new Subsidiary.

         (b) No Credit Party shall, nor permit any of its Affiliates to, directly or indirectly purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Debentures except by way of payment or prepayment in accordance with the provisions hereof.

         SECTION 7.9 Investment Company Act. No Credit Party shall, nor will it permit its Restricted Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         SECTION 7.10 Acquisitions. No Credit Party shall, nor permit its Restricted Subsidiaries to, acquire all of Capital Stock or all or substantially all of the assets of any Person or any business or business unit of such Person other than a purchase or acquisition that complies with the following (each, a "Permitted Acquisition"):

         (a) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or reasonably related thereto;

         (b) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole (as determined in good faith by the Board);

         (c) the total cash and noncash consideration (including, without limitation, the fair market value of all Capital Stock issued or transferred to the sellers thereof (other than consideration consisting of common stock of the Borrower in connection with an Investment made by an Unrestricted Subsidiary), all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries pursuant to this Section 7.10 (together with the aggregate amount invested under Section 7.04(g)(iii)), shall not exceed the sum of (i) $10,000,000, (ii) the aggregate amount of cash received (up to the aggregate amount of Investments in Unrestricted Subsidiaries made by the Credit Parties prior to the date of receipt of such cash) by the Credit Parties from Unrestricted Subsidiaries from the repayment or prepayment of any Indebtedness owed by an Unrestricted Subsidiary or as a divided or distribution in respect of the Capital Stock of an Unrestricted Subsidiary and (iii) the aggregate amount of Excess Cash Flow (as defined in the Senior Credit Facility) not required to prepay the Senior Debt (provided that such $10,000,000 limit shall not include contributions by the Borrower of its common stock to any wholly owned Subsidiary that is not a Credit Party);

         (d) (1) immediately before such purchase or acquisition, the entity being purchased or acquired shall be EBITDA positive; (2) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing, (3) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 6.12, such compliance to be determined on the basis of the financial statements most recently delivered pursuant to
Section 6.04 most recently delivered to the Holders as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, (4) the Funded Leverage Ratio of the Borrower and its Restricted Subsidiaries, taken as a whole, will be reduced as a result of such purchase or acquisition; and (5) any Indebtedness assumed in connection with such purchase or acquisition shall be subordinated to the Debentures and, when aggregated with the total Indebtedness assumed by the Borrower in connection with all other purchases and acquisitions made by the Borrower and its Restricted Subsidiaries pursuant to this Section 7.10, shall not exceed $25,000,000; and

         (e) the Borrower shall have delivered to the Holders at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Representative, certifying that all of the requirements set forth in this Section 7.10 have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

         SECTION 7.11 Prepayments. Except for the Senior Debt, the Debentures or, Indebtedness owed to the Borrower from a Subsidiary or required repayments or redemptions of Surviving Debt, neither the Credit Parties nor any of its Restricted Subsidiaries shall prepay any Indebtedness for borrowed money.

         SECTION 7.12 Additional Negative Pledges. No Credit Party shall, nor permit any of its Restricted Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except (i) the Senior Credit Facility or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Indebtedness permitted by Section 7.1 solely to the extent that the agreement or instrument governing such Indebtedness prohibits a Lien on the property acquired with the proceeds of such Indebtedness or (C) any Capital Lease permitted by Section 7.1 solely to the extent that such Capital Lease prohibits a Lien on the property subject thereto, or (D) any Indebtedness outstanding on the date any Restricted Subsidiary of the Borrower becomes such a Restricted Subsidiary (so long as such agreement was not entered into solely in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary of the Borrower).

         SECTION 7.13 Accounting Changes. No Credit Party shall, nor permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by generally accepted accounting principles as in effect in the United States of America from time to time, or change its fiscal year from its current fiscal year.

         SECTION 7.14 Stay, Extension and Usury Laws. To the extent permitted under applicable law, each of the Credit Parties covenants and agrees that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use their best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of their obligations under this Agreement or the Debentures. To the extent permitted under applicable law, each of the Credit Parties hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 7.15 Inconsistent Agreements; Charter Amendments. No Credit Party shall (i) enter into any agreement or arrangement which would restrict in any material respect the ability of such Credit Party to fulfill its Obligations under the Investment Documents, or (ii) supplement, amend or otherwise modify the terms of their articles of incorporation or bylaws or any of the Investment Documents if the effect thereof would reasonably be expected to have a Material Adverse Effect.

         SECTION 7.16 Mandatory Excess Cash Flow Sweep. The Borrower shall not supplement, amend, in any way modify, fail to comply with or request or accept any waiver of, the terms of Section 2.05(b) of the Senior Credit Facility as in effect on the date hereof.

         SECTION 7.17 Capital Expenditures. The Credit Parties shall not make, on a Consolidated basis and measured as of the last day of any fiscal quarter of the Borrower, Capital Expenditures in excess of $15,000,000 for the period of four consecutive fiscal quarters of the Borrower then ended.

                                 Article VIII.
                         Events of Default and remedies

         SECTION 8.1 Events of Default. If any of the following events ("Events of Default") occur:

         (a) any representation or warranty made or deemed made in or in connection with any Investment Document hereunder or any representation, warranty or certification contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Investment Document, proves to have been materially incorrect when so made, deemed made or furnished;

         (b) default is made in the payment of any principal of or premium on the Debentures when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default is made in the payment of any interest on the Debentures or any other amount (other than an amount referred to in (b) above) due under any Investment Document, when and as the same becomes due and payable, and such default continues unremedied for a period of five Business Days;

         (d) default is made in the due observance or performance by any Credit Party or any of its Restricted Subsidiaries of any covenant, condition or agreement contained in Section 6.12 or in Article VII (other than Section 7.7);

         (e) default is made in the due observance or performance by any Credit Party or any of its Restricted Subsidiaries of any covenant, condition or agreement contained in any Investment Document (other than those specified in (b), (c) or (d) above) and such default continues unremedied for a period ending the earlier of (i) a period of 30 days from the date a Responsible Officer knew of the occurrence of such default and (ii) a period of 30 days after written notice thereof from the Holders to the Borrower;

         (f) any default is declared or otherwise occurs (after giving effect to any applicable notice or grace periods) under the Senior Debt either (i) which is in the payment of any amount due thereunder when and as the same becomes due and payable or (ii) pursuant to which the Senior Lenders have accelerated the maturity thereof;

         (g) any default is declared or otherwise occurs (after giving effect to any applicable notice or grace periods) under any other Indebtedness of the Credit Parties or any of its Restricted Subsidiaries the principal amount of which is in excess of $4,000,000 (individually or in the aggregate) either (i) which is in the payment of any amount due thereunder when and as the same becomes due and payable or (ii) pursuant to which the holder of such Indebtedness has accelerated the maturity thereof;

         (h) an Act of Bankruptcy or Act of Dissolution shall have occurred with respect to any Credit Party or any of its Restricted Subsidiaries;

         (i) one or more final non-appealable judgments for the payment of money in excess of $4,000,000 to the extent not fully paid or discharged (excluding any portion thereof that is covered by a insurance policy issued by an insurance company of recognized standing and creditworthiness) is rendered against any Credit Party or any of its Restricted Subsidiaries, and the same shall remain undischarged for a period of 20 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of any Credit Party or its Restricted Subsidiaries to enforce any such judgment;

         (j) any non-monetary judgment or order shall be rendered against any Credit Parties or any of its Restricted Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (k) an ERISA Event occurs that in the opinion of the Holders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Credit Party and its ERISA Affiliates in an aggregate amount exceeding $3,000,000; or

         (l) any Guarantor shall repudiate or purport to revoke its guaranty, or any guaranty of the Obligations hereunder for any reason shall cease to be in full force and effect as to such Guarantor or shall be judicially declared null and void as to such Guarantor;

then, and in every such event, (other than an Event of Default described in paragraph (h) above) and at any time thereafter during the continuance of such event, the Required Holders, acting together, may by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) declare the principal amount then outstanding under the Debentures to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable, together with the Repayment Charge calculated as if the Debentures were prepaid on the date of the Default, if any, all PIK Amounts and accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Investment Document, shall become forthwith due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Investment Document to the contrary notwithstanding; and (ii) in any event with respect to an Event of Default described in paragraph (h) above, the principal of the Debentures then outstanding, together with the Repayment Charge calculated as if the Debentures were prepaid on the date of the Default, if any, all PIK Amounts and accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Investment Document, shall automatically become due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Investment Document to the contrary notwithstanding.

         SECTION 8.2 Waivers. The Credit Parties waive presentment, demand, notice of dishonor, and protest, and all demands and notices of any action taken by the Required Holders under this Agreement, except as otherwise provided herein.

         SECTION 8.3 Enforcement Actions. The Required Holders may, at their option and acting together, collect all or any portion of the Obligations or enforce against the Credit Parties any of their respective rights and remedies with respect to the Obligations including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to or to otherwise enforce the Obligations or (ii) executing upon, or otherwise enforcing, any judgment obtained with respect to the payment or performance of the Obligations.

         SECTION 8.4 Costs. The Credit Parties shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after the Debentures shall become due at their maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which the Required Holders, acting together, may reasonably incur in connection with the collection or enforcement of any of the Obligations. The Required Holders, acting together, are authorized to pay at any time and from time to time any or all of such expenses, to add the amount of such payment to the amount of principal outstanding under the Debentures, and to charge interest thereon at the rate specified in the Debentures.

         SECTION 8.5 Set-off. Upon the occurrence and during the continuance of any Event of Default, each Holder is hereby authorized at any time and from time to time without notice to any Credit Party (any such notice being expressly waived by such Credit Party) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys at any time held and other indebtedness at any time owing by such Holder to or for the account of such Credit Party against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other agreement or instrument delivered by such Credit Party to such Holder in connection therewith, whether or not such Holder shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The rights of the Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have. A Holder shall give the Credit Party notice of any set-off hereunder after such set-off has occurred. Any and all rights of set-off that may be exercised by any Holder pursuant to this Section 8.5 are and will be subject to the Subordination Agreement.

         SECTION 8.6 Remedies Non-Exclusive. None of the rights, remedies, privileges or powers of the Holders expressly provided for herein are exclusive, but each of them is cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in favor of each of the Holders, whether pursuant to the other Investment Documents, at law or in equity, by statute or otherwise.

                                  Article IX.
                                  Miscellaneous

         SECTION 9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

         (a) if to the Borrower, at its offices at 11778 South Election Road, Suite 210, Draper, Utah, 84020, Attention: Chief Financial Officer; with a copy to (which shall not constitute notice hereunder) Pillsbury Winthrop LLP, P.O. Box 7880, San Francisco, CA 94120-7880, Attention: Linda C. Williams, Esq. (Facsimile 415-983-1200); and

         (b) if to Allied Capital, at its offices at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006-3434, Attention: Thomas Westbrook (Facsimile No. 202-659-2053); with a copy to (which shall not constitute notice hereunder) Piper Rudnick LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036, Attention Anthony H. Rickert, Esq. (Facsimile No. 202-223-2085).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the date on which it is sent by facsimile transmission with acknowledgement of receipt at the number to which it is required to be sent in each case to the intended recipient as set forth above.

         SECTION 9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Investment Document shall be considered to have been relied upon by the Holders and shall survive the making by the Holders of the investment, regardless of any investigation made by the Holders or on their behalf and shall continue in full force and effect as long as the principal of or any accrued interest on the Debentures is outstanding and unpaid.

         SECTION 9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Allied Capital, and when Allied Capital shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.4 Successors and Assigns.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Holders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Holders, and any attempted assignment or delegation without such consent shall be null and void. Each Holder may assign to another Holder or to one or more Eligible Assignees all or a portion of its rights and obligations hereunder or under the Debentures, provided that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Holder or an assignment of all of a Holder's rights and obligations under this Agreement, the aggregate amount of the Debentures being assigned to such Eligible Assignee pursuant to such assignment shall in no event be less than $1,000,000 and (ii) no such assignment shall be permitted without the consent of the Borrower (which consent shall not be unreasonably withheld) so long as no Event of Default has occurred and continues to remain uncured.


         SECTION 9.5 Expenses; Indemnity.

         (a) The Borrower will pay to Allied Capital closing points of $100,000 and a structuring fee of $300,000 (net of any deposit received), together with all reasonable out-of-pocket expenses incurred by the Holders in connection with the preparation and administration of this Agreement and the other Investment Documents, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), in connection with the enforcement or protection of its rights in relation to this Agreement and the other Investment Documents, including any suit, action, claim or other activity of the Holders to collect or otherwise enforce the Obligations or any portion thereof, or in connection with the Transaction, including, without limitation, the reasonable fees, charges and disbursements of Piper Rudnick LLP, counsel for the Holders, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Holders.

         (b) The Borrower agrees to indemnify each Holder, and its respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Investment Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated thereby, including any claim of any broker engaged by the Credit Parties, (ii) the use of the proceeds of the investment, (iii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or release of Hazardous Materials on any property owned or operated by the Credit Parties, or any Environmental Claim related in any way to any Credit Party; provided that such indemnity shall not as to any Indemnitee be available to the extent it resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Notwithstanding any provision to the contrary, the provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debentures, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of the Holders. All amounts due under this Section 9.5 shall be payable on written demand therefor.

         SECTION 9.6 Waiver of Consequential and Punitive Damages. Each of the Credit Parties and the Holders hereby waive to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim among or between any of them arising under this Agreement, the other Investment Documents, or any other agreement or agreements between or among any of them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the Closing Date, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, including any thereof in contract, tort, strict liability or otherwise, whether any such claims be now existing or hereafter arising, now known or unknown. The Holders and the Credit Parties acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.


         SECTION 9.7 Applicable Law. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER INVESTMENT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CONFLICTS OF LAWS PROVISIONS).

         SECTION 9.8 Waivers; Amendment.

         (a) No failure or delay of a Holder in exercising any power or right hereunder or under any other Investment Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holders hereunder and under the other Investment Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Investment Document or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances.

         (b) No amendment or waiver of any provision hereunder or any other Investment Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Credit Parties do any of the following at any time: (A) waive any of the conditions specified in Section 3.1, (B) reduce or limit the obligations of any Guarantor or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Credit Parties, or (C) amend this Section 9.8(b); and (ii) no amendment, waiver or consent shall, unless in writing and signed by all of the Holders: (A) reduce the principal of, or stated rate of interest on, the Debentures held by such

Holder or any fees or other amounts stated to be payable hereunder to such Holder; or (B) postpone the final maturity of the Debentures held by such Holder or any date fixed for any payment of interest on the Debentures held by such Holder or the fees hereunder or any Guaranteed Obligations payable under the Subsidiary Guaranty Agreement.

         SECTION 9.9 Interest Rate Limitation. If at any time the interest rate applicable to the Debentures, together with all fees, charges, and other amounts which are treated under Applicable Law as interest thereunder (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Holders holding the Debentures in accordance with Applicable Law, the rate of interest payable in respect of the Debentures, together with all Charges payable in respect thereof shall be limited to the Maximum Rate. If, from any circumstance whatsoever, the Holder shall ever receive anything of value deemed Charges by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive Charges shall be applied to the reduction of the principal balance owing under the Debentures in the inverse order of maturity (whether or not then due) or at the option of the Holder be paid over to the Borrowers, and not to the payment of Charges. All Charges (including any amounts or payments deemed to be Charges) paid or agreed to be paid to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal balance of the Debentures so that the Charges thereof for such full period will not exceed the maximum amount permitted by Applicable Law.

         SECTION 9.10 Entire Agreement. This Agreement and the other Investment Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Investment Documents. Nothing in this Agreement or in the other Investment Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Investment Documents.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION  9.12  Severability.  In  the  event  any  one or  more  of the provisions contained in this Agreement or in any other Investment Document should be held invalid, illegal or unenforceable in any way, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section
9.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14 Heading. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15 Jurisdiction; Consent to Service of Process.

         (a) Each of the Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Investment Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of Maryland or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Holders may otherwise have to bring any action or proceeding relating to this Agreement or the other Investment Documents against such Credit Party or their properties in the courts of any jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the other Investment Documents in any New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16 Consents and Approvals; Defaults.

         (a) Subject to the terms of Section 9.16(c), to the extent that (i) the terms of this Agreement or any of the other Investment Documents require the Borrower to obtain the consent or approval of the Holders, (ii) the Borrower seek an amendment to or termination of any of the terms of this Agreement or any of the Investment Documents, or (iii) the Borrower seek a waiver of any right granted to the Holders under this Agreement or any of the Investment Documents, such consent, approval, action, termination, amendment or waiver (each, an "Approval") shall be made by the Required Holders.

         (b) Subject to the terms of Section 9.16(c), to the extent that the terms of this Agreement or any of the other Investment Documents require or permit the Holders to take any enforcement action, including but not limited to declaring a payment default or other Event of Default or accelerating amounts due under any of the Investment Documents, the Required Holders shall be permitted to make such declaration or acceleration and to exercise all of its rights and remedies under the Investment Documents, on behalf of all of the Holders, as to the obligations of the Borrower and its Restricted Subsidiaries to the Holders.

         (c) Notwithstanding anything to the contrary contained in Section 9.16(a) or 9.16(b), the Holders shall not, without the prior written consent and approval of all of the affected Holders, amend, modify, terminate or obtain a waiver of any provision of this Agreement or any of the Investment Documents, which will have the effect of (i) reducing the principal amount of any Debentures or of any payment required to be made to the Holders hereunder, or modifying the terms of a payment or prepayment thereof; (ii) reducing the Interest Rate, or extend the time for payment of interest under any Debentures; or (iii) releasing the Borrower, any Guarantor or other obligor from any obligation under this Agreement or any of the other Investment Documents.

         (d) Each Holder agrees that, for the benefit of the other Holders, any proceeds received upon enforcement by such Holder of its rights and remedies under this Agreement, will be divided, pro rata, among all Holders.

         SECTION 9.17 Relationship of the Parties; Advice of Counsel. This Agreement provides for the making of an investment by the Holders, in its capacity as an investor, in the Borrower, in its capacity as borrower, and for the payment of interest and repayment of principal by the Borrower to the Holders. The provisions herein for compliance with financial covenants, if any, and delivery of financial statements are intended solely for the benefit of the Holders to protect their interests as investors in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Holders to act as a financial or business advisor or consultant to the Borrower, as permitting or obligating the Holders to control the Borrower or to conduct the Borrower's operations, as creating any fiduciary obligation on the part of the Holders to the Borrower, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Holders are not (and shall not be construed as) a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Borrower; the Holders nor the Borrower intend that the Holders assume such status, and, accordingly, the Holders shall not be deemed responsible for

(or a participant in) any acts or omissions of the Borrower or any of its partners. Each of the Holders and the Borrower represent and warrant to the other that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

         SECTION 9.18 Confidentiality Each of the Holders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted transferee of any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or its Subsidiaries, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Holder on a nonconfidential basis from a source other than the Borrower provided that such source is not bound by a confidentiality agreement. For the purposes of this Section, "Information" means all information received from the Borrower or its Subsidiaries relating to the Borrower or its Subsidiaries or their business, other than any such information that is available to any Holder on a nonconfidential basis prior to disclosure by the Borrower or its Subsidiaries; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified (in a reasonable manner) at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.19 Registration and Transfer of Debentures.

         (a) The Borrower will keep at its principal office a register in which the Borrower will provide for the registration of the Debentures and their transfer. The Borrower may treat any Person in whose name any Debenture is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Debenture and for all other purposes, whether or not such Debenture shall be overdue, and the Borrower shall not be affected by any notice to the contrary from any Person other than the applicable Holder. All references in this Agreement to a "Holder" of any Debenture shall mean the Person in whose name such Debenture is at the time registered on such register.

         (b) Upon surrender of any Debenture for registration of transfer or for exchange to the Borrower at its principal office, the Borrower at its expense will execute and deliver in exchange therefor a new Debenture or Debentures, as the case may be, of the same type in denominations of at least $100,000 (except a Debenture may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Debenture is not evenly divisible by, or is less than,

$100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Debenture, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Debenture and otherwise of like tenor.

         (c) Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction of any Debenture, upon delivery of an indemnity bond in such reasonable amount as the Borrower may determine (or an unsecured indemnity agreement from the Holder reasonably satisfactory to the Borrower), or, in the case of any such mutilation, upon the surrender of such Debenture for cancellation to the Borrower at its principal office, the Borrower at their expense will execute and deliver, in lieu thereof, a new Debenture of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Debenture. Any Debenture in lieu of which any such new Debenture has been so executed and delivered by the Borrower shall be deemed to be not outstanding for any purpose of this Agreement.

                                      * * *

                             {Signatures next page}

                        SIGNATURE PAGE TO LOAN AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                 BORROWER:

                                                 HEADWATERS INCORPORATED


                                                 By:   /s/ Steven G. Stewart
                                                    ----------------------------
                                                     Steven G. Stewart
                                                     Chief Financial Officer




                                                 ALLIED CAPITAL CORPORATION


                                                 By: /s/ Thomas H. Westbrook
                                                    ----------------------------
                                                       Thomas H. Westbrook
                                                       Managing Director